UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, Floor 3, New York, NY	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (929) 872-1185

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change and Stock Symbol Change

Senmiao Technology Limited. (the “Company”) is following the corporate procedures under its amended articles of incorporation to change its legal name from “Senmiao Technology Ltd.” to “Valor Energy Inc” (the “Name Change”). Because the amendment consists solely of a change in the Company’s name, stockholder approval was not required pursuant to Nevada Revised Statutes 78.385 and 78.390 (the “NRS”). On August 7, 2026, the board of directors (the “Board”) passed a resolution to approve name change and the filing of certificate of amendment to the articles of incorporation. On August 18, 2026, the Company filed a certificate of amendment reflecting the Name Change with the Secretary of State of the State of Nevada. The Company has also requested that, effective at the opening of trading on August 26, 2026, its common stock begin trading on the Nasdaq Capital Market under the new corporate name and the new trading symbol “VAI,” replacing its current trading symbol “AIHS,” subject to final processing and confirmation by Nasdaq. The Company’s CUSIP will not change in connection with the Name Change and trading symbol change and will remain as 817225303.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Senmiao Technology Limited, dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Senmiao Technology Limited

Date: August 26, 2026	By:	/s/ Ronggang (Jonathan) Zhang
	Name:	Ronggang (Jonathan) Zhang
	Title:	Chief Executive Officer

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